Wintrust Financial Corporation Earnings Release Presentation Q2 2020

Q2 2020 Highlights

WINTRUST

Performance Highlights (Q2 2020)	vs. Q1 2020
$21.7 million Net Income	-$41.2 million Net Income
$0.34 Diluted EPS[1]	-$0.70 Diluted EPS[1]
0.21% ROA[3]	-48 bps[2] ROA[3]
2.17% ROE[4]	-465 bps[2] ROE[4]
0.93% Net Overhead Ratio	-40 bps[2] Net Overhead Ratio
61.13% Efficiency Ratio (GAAP)	-77 bps[2] Efficiency Ratio (GAAP)
60.97% Efficiency Ratio (Non-GAAP[5])	-70 bps[2] Efficiency Ratio (Non-GAAP[5])

As of 6/30/2020	vs. 3/31/2020
$43.5 billion Total Assets	+$4.7 billion Total Assets
$31.4 billion Total Loans	+$3.6 billion Total Loans
$35.7 billion Total Deposits	+$4.2 billion Total Deposits

Second Quarter 2020 Highlights as compared to First Quarter 2020

- Net interest income increased by $1.7 million compared to the first quarter of 2020 as the impact of a $5.1 billion increase in average earning assets was partially offset by a 39 basis point decline in net interest margin. The decline in net interest margin was largely due to declining interest rates and excess short–term liquidity on the balance sheet.
- Provision for credit losses of $135.1 million in second quarter of 2020. Provision for credit losses increased by $82.1 million from $53.0 million in the first quarter of 2020. The increased provision for credit losses expense in the second quarter of 2020 was primarily related to generally deteriorating forecasted economic conditions impacted by the COVID-19 pandemic.
- Net charge-offs of $15.4 million in the second quarter of 2020, of which $9.5 million were previously reserved for, as compared to $5.3 million in the first quarter of 2020.
- Mortgage banking revenue increased by $54.0 million to $102.3 million for the second quarter of 2020 as compared to $48.3 million in the prior quarter.
  - Loans originated for sale in the second quarter of 2020 totaled $2.2 billion as compared to $1.2 billion in the prior quarter.
- Incurred acquisition related costs of $4.9 million in the second quarter of 2020 as compared to $1.7 million in the first quarter of 2020.

Other Second Quarter 2020 Highlights

- Paid $2.6 million of COVID-19 related salary incentives to non-executive personnel.
- Originated $3.4 billion of Paycheck Protection Program ("PPP") loans which generated net fees of $91.0 million to be recognized over the estimated life of the PPP loans. Fees are recognized on a level yield basis.
- Completed a preferred stock issuance which generated proceeds of $278.4 million, net of the underwriting discount, which contributed to increasing estimated Tier 1 and Total Capital ratios to 10.1% and 12.8%, respectively.

[1] **Diluted EPS**: Net Income Per Common Share - Diluted [2] **Bps**: Basis Points [3] **ROA**: Return on Average Assets
[4] **ROE**: Return on Average Common Equity [5] See Non-GAAP reconciliation on pg. 17

2

Earnings Summary Condensed Income Statement Current Q Difference vs. Current Q Net Income & ROA ($ in Millions) Thousands ($) Q2 2020 Q1 2020 Q2 2019 $99.1 Net Interest Income $263,131 $1,688 $(3,071) $81.5 $86.0 Key Observations Non-Interest Income $161,993 $48,751 $63,835 1.16% $62.8 1.02% • Pre-Provision Net Revenue increased by $15.5 million compared to Net Revenue $425,124 $50,439 $60,764 0.96% the prior quarter and $10.8 million as compared to Q2 2019 Non-Interest Expense $259,368 $24,727 $29,761 0.69% $21.7 Pre-Provision Net Revenue $165,756 $25,712 $31,003 0.21% Provision For Credit Losses $135,053 $82,092 $110,473 • Income Before Taxes $30,703 $(56,380) $(79,470) Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Income Tax Expense $9,044 $(15,227) $(19,663) Net Income $21,659 $(41,153) $(59,807) Net Income ROA Preferred Stock Dividends $2,050 $— $— Net Income Available to Common Shares $19,609 $(41,153) $(59,807) Diluted EPS $0.34 $(0.70) $(1.04) Pre-Tax Income, excluding Provision for Credit Losses 1 ROA 0.21% -48 bps -81 bps and MSR Valuation Adjustments (Non-GAAP ) ($ in Millions) ROE 2.17% -465 bps -751 bps $173.1 Diluted EPS Trend $149.4 $150.4 $1.69 $138.1 $1.38 $1.44 $1.04 $122.7 $0.34 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Pre-Tax Income, excluding the Provision for Credit Losses and Diluted EPS MSR Valuation Adjustments 1See Non-GAAP reconciliation on pg. 18 3

Loan Portfolio

WINTRUST

Key Observations

- Total loans increased $3.6 billion from the prior quarter end and $6.1 billion as compared to the end of Q2 2019.
  - Lines of credit utilization declined to approximately 49% at June 30, 2020 as compared to approximately 56% at March 31, 2020.
- Q2 2020 loan growth was driven by Commercial PPP loans and Premium Finance Receivables portfolios up $3.3 billion and $714 million, respectively, compared to prior quarter end.
- Before the impact of scheduled payments and prepayments, gross commercial and commercial real estate loan pipelines were estimated to be approximately $1.1 billion to $1.2 billion at June 30, 2020. When adjusted for the probability of closing, the pipelines were estimated to be approximately $700 million to $800 million at June 30, 2020.

Total Loans ($ in Billions)



Year-over-Year Change
$6.1B or 24%
$25.3
5.07%
$25.7
4.93%
$26.8
4.69%
$27.8
4.52%
$31.4
3.92%
6/30/2019
9/30/2019
12/31/2019
3/31/2020
6/30/2020
Total Loans
Total Loan Yield

Loan Composition (as of 6/30/2020)



39%
26%
13%
17%
4%
1%
Commercial
Commercial Real Estate
Home Equity
Residential Real Estate
Premium Finance Receivables - Commercial
Premium Finance Receivables - Life Insurance
Consumer & Other

Total Loans as of 6/30/2020 vs. 3/31/2020 ($ in Millions)



$27,807
$(502)
$3,335
$15
$(28)
$50
$535
$179
$12
$31,403
3/31/2020
Commercial excl. PPP
Commercial PPP
Commercial Real Estate
Home Equity
Residential Real Estate
Premium Finance Receivables - Commercial
Premium Finance Receivables - Life Insurance
Consumer & Other
6/30/2020

4

Deposit Portfolio

WINTRUST

Key Observations

- Total deposits increased by $4.2 billion from the prior quarter end. The increase in deposits included $2.6 billion of non-interest bearing deposit growth primarily related to PPP funding. In addition, the Company successfully grew deposits in the second quarter through organic retail channels including continued success of MaxSafe™ deposit products which grew by $482 million in the second quarter.
- Rate paid on interest bearing deposits decreased 39 basis points from the prior quarter.
- Non-interest bearing deposits comprise 29% of total deposits, compared to 24% of total deposits in the first quarter.
- The loans to deposits ratio ended the current quarter at 88.1% as compared to 88.4% at prior quarter end.

Total Deposits ($ in Billions)



Year-over-Year Change
$8.1B or 30%
$27.5
$28.7
$30.1
$31.5
$35.7
1.37%
1.43%
1.33%
1.20%
0.81%
6/30/2019
9/30/2019
12/31/2019
3/31/2020
6/30/2020
Total Deposits
Total Interest Bearing Deposit Rate

Deposit Composition (as of 6/30/2020)



29%
10%
12%
25%
10%
14%
Non-interest Bearing
NOW and Interest Bearing DDA
Wealth Management Deposits
Money Market
Savings
Time Certificates of Deposit

Total Deposits as of 6/30/2020 vs. 3/31/2020 ($ in Millions)



$31,462
$2,648
$259
$496
$1,174
$165
$(552)
$35,652
3/31/2020
Non-Interest Bearing
NOW and Interest Bearing DDA
Wealth Management Deposits
Money Market
Savings
Time Certificates of Deposit
6/30/2020

5

Net Interest Margin Net Interest Margin (Quarterly Trends) Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP1) 4.74% 4.53% 3.14% 4.25% 4.13% 0.36% 3.64% 3.39% 3.44% 3.62% (0.07)% 2.74% 3.19% 3.14% 3.37% 3.17% 3.12% 2.74% (0.69)% 2.73% 1.56% 1.51% 0 ld te s 0 1.45% 202 ie Ra nd 202 1 t Y ty Fu 2 1.34% Q sse ili ree Q g A iab t F in g L Ne arn in E ear 0.98% st B ere Int 0.41% 0.42% 0.39% 0.35% 0.28% Key Observations Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 • Q2 2020 net interest income totaled $263.1 million. ◦ An increase of $1.7 million as compared to Q1 2020 and a Net Interest Margin (GAAP) decrease of $3.1 million as compared to Q2 2019. Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP1) • Net interest margin (Non-GAAP1) decreased by 40 bps from the prior Earning Assets Yield quarter: ◦ Earning assets yield down 69 bps. Net Free Funds Contribution ◦ Interest bearing liability rate decreased 36 bps. Rate on Interest Bearing Liabilities ◦ Net free funds decreased 7 bps. 1 See Non-GAAP reconciliation on pg. 17 6

Credit Quality Non-Performing Loans ("NPLs") ($ in Millions) Net Charge-Offs ("NCOs") ($ in Millions) $22.3 $179.4 $188.3 $15.4 0.36% $12.7 $113.4 $114.3 $117.6 0.65% 0.60% $9.4 0.19% 0.20% 0.15% $5.3 0.08% 0.45% 0.44% 0.44% Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 NCOs $ NPLs $ NPLs as a % of Total Loans Annualized NCOs as a % of Average Total Loans Allowance for Credit Losses at Period-End ($ in Millions) Total Provision for Credit Losses ($ in Millions) $373.2 $135.1 Incurred Loss Method CECL 1.19% Incurred Loss Method CECL $253.5 161.87% $163.3 0.91% • The Company estimates an increase to the allowance for credit losses $161.9 $158.5 90.68% 87.22% $53.0 of approximately 30% to 50% at adoption related to its loan portfolios and related lending commitments. Approximately 80% of the 0.64% 0.64% $24.6 0.59% $10.8 9.98% 11.41% estimated increase is related to: $7.8 ◦ Additions to existing reserves for unfunded lending-related 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 commitments due to the consideration under CECL of expected utilization by the Company's borrowers over the life of such Total Allowance for Credit Losses Total Provision for Credit Losses commitments. $135.1 ◦ Establishment of reserves for acquired loans which previously Total Allowance for Credit Losses as a % of Total Loans Net Charge-Offs as a % of the Provision for Credit Losses $135.1 161.9% considered credit discounts. $53.0 The Company estimates an insignificant impact at adoption of 7 90.7% 87.2% $24.6 $53.0 measuring an allowance for credit losses for other in-scope assets (e.g. $10.8 $7.8 held-to-maturity debt securities). $24.6 $10.8 $7.8 10.0% 11.4% Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Provision for credit losses - PCD Provision for credit losses - non PCD Net charge-offs as a percentage of the provision for credit losses

Credit Quality - CECL Allowance for Credit Losses ($ in Thousands) - 6/30/2020 vs. 3/31/2020 Macro Economic Scenario Key Model Inputs Qualitative Considerations • Baa Corporate credit spread widens to a peak in • Economic Inputs • Current recessionary environment and expected Q2 2020 and then narrows over the remaining 7 ◦ Baa Credit Spread recovery Day 1 quarters ◦ Commercial Real-Estate Price Index • Direct fiscal stimulus payments to borrowers • Commercial Real Estate Price Index declines ◦ GDP • Substantial liquidity in the market Adjustment through Q4 2020 and recovers in 2021 but ◦ Dow Jones Total Stock Market Index • Unemployment compensation program remains below the Q1 2020 level • Portfolio Characteristics assistance increased • GDP growth rate reaches a low in Q2 2020 and ◦ Risk Ratings • Government sponsored Paycheck Protection • CECL Day 1 Program recovers to above trend growth by Q3 2021 ◦ Life of Loan transition • Dow Jones U.S. Total Stock Market Index • Low exposure to industries with the highest risk adjustment declines through Q4 2020 and starts appreciating factors • Includes ACL for in 2021 • High touch relationships with commercial and loans and leases, • The amount of Allowance for Credit Losses consumer borrowers build attributable to economic factors in Q2 2020 off-balance sheet reflects further deterioration in the overall credit exposures macro-economic outlook. Economic and debt securities Factors Portfolio $96,177 Changes Key Observations $23,515 • Changes due to • New volume and run-off macroeconomic • Changes in credit quality conditions • Aging of existing $373,174 portfolio • Shifts in segmentation $253,482 mix • Changes in specific reserves • Net charge-offs 3/31/2020 6/30/2020 8

Credit Quality - COVID-19 - Select High Impact Industries

WINTRUST

Select High Impact Industries

Industry *$ shown in Millions*	March 31, 2020 Loan Balance	March 31, 2020 % of Total Loans	March 31, 2020 Total Commitment Balance	June 30, 2020 Loan Balance	June 30, 2020 % of Total Loans[1]	June 30, 2020 Total Commitment Balance	As of 6/30/2020 COVID-19 Related Modified Loan Balances	As of 6/30/2020 Loan Balance % with COVID-19 Related Modifications	As of 6/30/2020 PPP Loan Balance	As of 6/30/2020 PPP Loan Balance as a % of Loan Balance
Arts Entertainment & Recreation	$207	0.7%	$239	$215	0.8%	$280	$36	16.7%	$38	17.7%
Dentists, Doctors, & Hospitals	$452	1.6%	$537	$467	1.7%	$581	$128	27.4%	$150	32.1%
Hotels & Accommodation	$164	0.6%	$166	$174	0.6%	$176	$43	24.7%	$38	21.8%
Nursing Home & Senior Living	$245	0.9%	$289	$227	0.8%	$298	$5	2.2%	$83	36.6%
Oil & Gas	$62	0.2%	$63	$49	0.2%	$49	$5	10.2%	$2	4.1%
Restaurants & Food Services	$1,186	4.3%	$1,392	$1,173	4.2%	$1,381	$385	32.8%	$403	34.4%
Social Services	$93	0.3%	$130	$96	0.3%	$131	$7	7.3%	$66	68.8%
Total	**$2,409**	**8.7%**	**$2,818**	**$2,401**	**8.6%**	**$2,896**	**$609**	**25.4%**	**$780**	**32.5%**

Key Observations

- Restaurants & Food Services makes up 4.2% of the Total Loans excluding PPP Loans and is primarily made up of Quick Service Restaurants ("QSRs"). WTFC has found QSRs have not been as impacted as dine-in only restaurants as they derive more revenue via drive-thru and take out.
- Dentists, Doctors and Hospitals had requests for COVID-19 related modifications in Q2 2020 representing 27.4% of the portfolio as of June 30, 2020. This portfolio has started to improve with the reopening of medical offices.
- Hotels & Accommodations make up 0.6% of the Total Loans excluding PPP Loans. 24.7% of the portfolio has requested a COVID-19 related modification as of June 30, 2020. Hotels & Accommodations portfolio remains under stress due to the pandemic.

Total Loan Mix[1] as of 6/30/2020: Select High Impact Industries



Other Loans 91.4%
Select High Impact Industries 8.6%

[1] **Total Loans** excludes $3.3 billion of PPP loans at 6/30/2020

9

Commercial and Commercial Real Estate Portfolio

WINTRUST

Loan Portfolio Mix, Growth, and COVID-19 Related Modified Loans as of 6/30/2020 and 3/31/2020 (Commercial and Commercial Real Estate Portfolio)

(Dollars in thousands)	As of 6/30/2020	As of 3/31/2020	Increase/ (Decrease)	COVID-19 Related Modified Loans as of 6/30/2020	COVID-19 Related Modified Loans as a % of Total Balance as of 6/30/2020
Commercial:					
Commercial and industrial	$ 4,240,829	$ 4,511,456	$ (270,627)	$ 414,497	9.8 %
PPP	3,335,368	—	3,335,368	—	— %
Franchise	963,531	994,180	(30,649)	325,312	33.8 %
Mortgage warehouse lines of credit	352,659	323,844	28,815	—	— %
Community Advantage - homeowner associations	238,277	229,368	8,909	—	— %
Asset-based lending	719,418	1,045,066	(325,648)	46,387	6.4 %
Municipal	514,256	510,711	3,545	—	— %
Leases	1,179,014	1,044,092	134,922	95,138	8.1 %
Other	278,674	341,011	(62,337)	756	0.3 %
Commercial, industrial, and other - PCD[1]	26,747	26,158	589	—	— %
Total Commercial:	**$ 11,859,232**	**$ 9,025,886**	**$ 2,833,346**	**$ 882,090**	**7.4%**
Commercial real-estate:					
Residential construction	$ 103,427	$ 115,450	$ (12,023)	$ —	— %
Commercial construction	971,921	909,668	62,253	33,995	3.5 %
Land	209,934	212,156	(2,222)	3,360	1.6 %
Office	1,110,386	1,122,689	(12,303)	104,972	9.5 %
Industrial	1,045,930	1,073,050	(27,120)	54,803	5.2 %
Retail	1,101,383	1,132,097	(30,714)	284,911	25.9 %
Multi-family	1,478,658	1,417,843	60,815	47,688	3.2 %
Mixed use and other	1,980,946	1,991,027	(10,081)	292,868	14.8 %
Commercial real-estate - PCD[1]	198,160	211,551	(13,391)	—	— %
Total Commercial real-estate:	**$ 8,200,745**	**$ 8,185,531**	**$ 15,214**	**$ 822,597**	**10.0%**
Total Commercial and Commercial real-estate	**$ 20,059,977**	**$ 17,211,417**	**$ 2,848,560**	**$ 1,704,687**	**8.5%**

[1]As a result of the adoption of ASU 2016-13, the Company transitioned all previously classified purchase credit impaired ("PCI") loans to purchased credit deteriorated ("PCD") loans effective January 1, 2020. For prior periods presented, the previously classified PCI loans are presented with the PCD loans in their respective class.

10

Credit Quality - COVID-19 Related Modified Loans COVID-19 Related Modified Loans as of 6/30/2020 COVID-19 Related Modified Loan Types Loan Full Payment Balance Deferral: 39.3% $ shown in Millions Interest Only $922 Interest Only: 53.6% Full Payment Deferral $675 Line Increases $33 All Other $89 Total $1,719 Line Increases: 1.9% All Other: 5.2% COVID-19 Related Modified Loan Mix by Category as of 6/30/2020 Key Observations • Majority of COVID-19 Related Modified Loans have Retail: 16.6% been modified to interest only payments. • Franchise portfolio represents 18.9% of the total COVID-19 related modified loans and 3.4% of the Total Loan Portfolio excluding PPP Loans. However, non-performing loans in this portfolio have remained relatively flat as compared to prior quarter end. Franchise: 18.9% • Commercial Real Estate Retail has COVID-19 related modified loans as a percentage of its portfolio balance of 25.9%. Commercial Real Estate Retail comprises All Other COVID-19 3.9% of the Total Loan Portfolio excluding PPP Loans. Related Modified This portfolio is primarily comprised of service focused Loans: 64.5% customers with the remaining in merchandise and apparel. The portfolio has an average loan size of approximately $1.3MM as of June 30, 2020. 11

Credit Quality - COVID-19 Related Modified Loans

WINTRUST

Commercial - Number of COVID-19 Related Modified Loans by Week[1]


—
118
77
69
102
472
304
123
149
111
22
89
79
44
19
04/06/20
04/13/20
04/20/20
04/27/20
05/04/20
05/11/20
05/18/20
05/26/20
06/01/20
06/08/20
06/15/20
06/22/20
06/29/20
07/06/20
07/13/20

Commercial real-estate - Number of COVID-19 Related Modified Loans by Week[1]


—
35
31
49
68
76
64
78
32
31
28
60
55
25
10
04/06/20
04/13/20
04/20/20
04/27/20
05/04/20
05/11/20
05/18/20
05/26/20
06/01/20
06/08/20
06/15/20
06/22/20
06/29/20
07/06/20
07/13/20

Consumer - Number of COVID-19 Related Modified Loans by Week[1]


—
1
27
45
24
9
18
8
23
4
46
3
3
7
2
04/06/20
04/13/20
04/20/20
04/27/20
05/04/20
05/11/20
05/18/20
05/26/20
06/01/20
06/08/20
06/15/20
06/22/20
06/29/20
07/06/20
07/13/20

COVID-19 Modified Loan Balance[2] over Total Loans excluding PPP and Premium Finance Receivable Loans


—
—%
1.7%
1.8%
3.5%
4.3%
5.4%
6.4%
7.1%
7.7%
8.1%
8.7%
9.2%
8.7%
8.7%
04/06/20
04/13/20
04/20/20
04/27/20
05/04/20
05/11/20
05/18/20
05/26/20
06/01/20
06/08/20
06/15/20
06/22/20
06/29/20
07/06/20
07/13/20

[1] Does not take into consideration the impact of expiring modifications and does not count repeat modifications to a single loan

[2] Cumulative balance of all COVID-19 Modified Loans includes impact of expiring modifications

12

Non-Interest Income

WINTRUST

Non-Interest Income ($ in Millions)



$98.2
$15.7
$9.3
$11.7
$37.4
$24.1
$115.1
$18.2
$10.0
$12.0
$50.9
$24.0
$112.2
$15.8
$11.0
$12.5
$47.9
$25.0
$113.2
$15.7
$11.3
$12.0
$48.3
$25.9
$162.0
$14.9
$10.4
$11.8
$102.3
$22.6
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Wealth Management
Mortgage Banking
Operating Lease Income, net
Service Charges on Deposits
Other[1]

Operating Lease Income, Net ($ in Millions)



$11.7
$230.1
$12.0
$228.6
$12.5
$231.2
$12.0
$207.1
$11.8
$237.0
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Operating Lease Income, Net
Lease Investments, Net (Period-End Balance)

Wealth Management Revenue ($ in Millions)



$24.1
$4.8
$19.3
$25.9
$24.0
$4.7
$19.3
$26.1
$25.0
$4.9
$20.1
$27.6
$25.9
$5.3
$20.6
$25.0
$22.6
$4.1
$18.5
$27.0
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Trust and Asset Management
Brokerage
Assets Under Administration ($ in Billions)

Key Observations

- Non-interest income totaled $162.0 million:
  - An increase of $48.8 million as compared to Q1 2020 and an increase of $63.8 million as compared to Q2 2019.
- Mortgage banking revenue increased by $54.0 million in the second quarter of 2020 as compared to the first quarter of 2020.
  - Loans originated for sale were $2.2 billion at the end of the second quarter of 2020 as compared to $1.2 billion at the end of the first quarter of 2020.
- Wealth management income decreased $3.3 million as compared to Q1 2020 primarily due to decreased asset management fees, trust fees and brokerage commissions.

[1] **Other NII** - includes Interest Rate Swap Fees, BOLI, Administrative Services, FX Remeasurement Gains/(Losses), Early Pay-Offs of Capital Leases, Gains/(losses) on investment securities, net, Fees from covered call options, Trading gains/(losses), net and Miscellaneous.

13

$102.3 $20.4 Mortgage Banking $4.6 Production Revenue ($ in Millions) MSR1 Value and Loans Serviced for Others ($ in Millions) $48.3 $4.2 $50.9 $93.4 $9,188 $9.4 $0.1 $47.9 MSR - Payoffs/ $8,315 $14.0 Paydowns $8,243 $7.0 $7,901 LOGIC IN $37.4 $7,515 $14.5 $93.4 $7.2 MSR - Change in $0.9 Fair Value Model $85.6 MORTGAGE $9.8 $3.8 Assumptions $49.3 4.23% $5.2 $40.9 $77.2 BANKING Production $34.6 $75.6 $49.3 Revenue $29.9 4.06% $72.9 $73.5 $40.9 $34.6 REVENUE Servicing Income Mortgage banking production revenue $29.9 & Other 2.88% 2.78% Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 increased by $44.1 million as 2.59% mortgage originations for sale NEEDS TO BE MSR $2.3 Capitalization MSRs, at fair value Loans Serviced for Others totaled $2.2 billion in the second $(6.8) $(7.0) Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 quarter of 2020 as compared to $1.2 MODIFIED $(4.3) $(0.5) $(8.7) $(4.1) MSR Hedging billion in the first quarter of 2020. $(14.6) $(8.0) Gains (Losses) Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Production Revenue Production Margin % of MSRs to Loans Serviced for Others 0.97% 0.96% 1.04% 0.88% 0.84% Originations for Sale (Quarterly $ in Millions) Key Observations $2,211 • Loans originated for sale in the second quarter of 2020 totaled $2.2 billion as compared to $1.2 billion in the prior quarter. $622 $1,420 • Production margin increased from 4.06% in the first quarter of 2020 to $1,154 $1,245 $1,216 $456 4.23% in the second quarter of 2020. $301 $51 $459 $443 $183 $4 $1,589 • Origination volume mix in Q2 2020: $913 $670 $782 $773 ◦ 30% Purchases / 70% Refinances • As compared to origination volume mix in Q1 2020: Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 ◦ 37% Purchases / 63% Refinances Retail Originations Correspondent Originations Veterans First Originations 1 MSR: Mortgage Servicing Right 14

Non-Interest Expense

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Trending Non-Interest Expense ($ in Millions)



$229.6
$33.2
$6.2
$8.8
$12.8
$15.9
$12.8
$133.7
$234.6
$28.5
$6.5
$8.0
$8.9
$13.4
$15.0
$13.3
$141.0
$249.6
$34.5
$7.6
$7.7
$9.8
$12.5
$17.1
$14.5
$145.9
$234.6
$30.2
$8.4
$6.7
$9.3
$10.9
$17.5
$14.8
$136.8
$259.4
$37.4
$10.4
$7.7
$9.3
$7.7
$16.9
$15.8
$154.2
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Salaries and Employee Benefits
Equipment
Occupancy, net
Advertising and Marketing
Operating Lease Equipment
Professional Fees
Data Processing
Other[1]

Expense Management Ratios



1.64%
62.89%
1.40%
61.59%
1.53%
66.56%
1.33%
61.67%
0.93%
60.97%
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Net Overhead Ratio[2]
Efficiency Ratio (Non-GAAP[3])

Non-Interest Expense - Current Quarter vs. Prior Quarter ($ in Millions)



$234.6
$17.4
$(3.2)
$2.0
$2.9
$6.9
$(1.2)
$259.4
Q1 2020
Salaries and Employee Benefits
Advertising and Marketing
Data processing
FDIC Insurance
Contingent Consideration Expense
All Other Expenses
Q2 2020

Q2 2020 Key Observations

- Salary and employee benefits increase comprised of:
  - $14.6 million in commissions and incentive compensation.
  - $5.8 million in salaries.
  - Partially offset by $3.0 million decrease in employee benefits expense.
- Advertising & Marketing decreased $3.2 million primarily related to lower sports sponsorship costs due to shortened or canceled seasons.
- FDIC Insurance increased $2.9 million primarily due to higher assessment rates impacted by declines in the Tier 1 Leverage Ratio at the Company's bank affiliates as a result of asset growth, including PPP loans.

[1] **Other NIE** - includes amortization of other intangible assets, FDIC insurance, OREO expense, net, Commissions (3rd Party Brokers), Postage and Miscellaneous

[2] **Net Overhead Ratio** - The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

[3] See Non-GAAP reconciliation on pg.17

15

Capital

Q2 2020 Key Observations

- Tangible book value per common share was relatively flat from the prior quarter-end and up $2.75 or 5.8% from Q2 2019.
- Completed a preferred stock issuance which generated proceeds of $278.4 million, net of the underwriting discount, which contributed to increasing estimated Tier 1 and Total Capital ratios to 10.1% and 12.8%, respectively.
- Risk-based capital ratios not impacted by PPP as PPP loans are 0% risk weighted assets. However, the Tier 1 Leverage Ratio was negatively impacted by significant growth in Total Assets related to the $3.3 billion increase in PPP loans.
- Q2 2020 dividend of $0.28 per common share up 12% from Q2 2019.
- Have temporarily suspended the common stock repurchase program as an additional prudential measure given current market uncertainty and to continue to focus capital deployment supporting clients and the community.

Risk-based Capital Ratios

	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Common equity tier 1 capital ratio[1]	9.2%	9.3%	9.2%	8.9%	8.8%
Tier 1 capital ratio[1]	9.6%	9.7%	9.6%	9.3%	10.1%
Total capital ratio[1]	12.4%	12.4%	12.2%	11.9%	12.8%
Tangible book value per common share (Non-GAAP[2])	$47.48	$49.16	$49.70	$50.18	$50.23

Strong Capital Levels


Estimated Excess Capital Above Conservation Buffer ($ in Millions)
Common equity tier 1 capital[1]
4.50%
2.50%
7.00%
8.8%
$613
Tier 1 capital ratio[1]
6.00%
2.50%
8.50%
10.1%
$522
Total capital ratio[1]
8.00%
2.50%
10.50%
12.8%
$763
Minimum Requirement
Product Conservation Buffer
WTFC

[1] Capital ratios for Q2 2020 are estimated

[2] See Non-GAAP reconciliation on pg.18

16

Non-GAAP Reconciliation

WINTRUST

Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio ($ in Thousands):	Three Months Ended June 30, 2020	March 31, 2020	December 31, 2019	September 2019	June 30, 2019	Six Months Ended June 30, 2020	June 30, 2019
(A) Interest Income (GAAP)	$ 329,816	$ 344,067	$ 349,731	$ 354,627	$ 346,814	$ 673,883	$ 680,784
Taxable-equivalent adjustment:							
- Loans	576	860	892	978	1,031	1,436	2,065
- Liquidity Management Assets	538	551	573	574	568	1,089	1,133
- Other Earning Assets	3	2	1	5	1	5	3
(B) Interest Income (non-GAAP)	$ 330,933	$ 345,480	$ 351,197	$ 356,184	$ 348,414	$ 676,413	$ 683,985
(C) Interest Expense (GAAP)	$ 66,685	$ 82,624	$ 87,852	$ 89,775	$ 80,612	$ 149,309	$ 152,596
(D) Net Interest Income (GAAP) (A minus C)	$ 263,131	$ 261,443	$ 261,879	$ 264,852	$ 266,202	$ 524,574	$ 528,188
(E) Net Interest Income (non-GAAP) (B minus C)	$ 264,248	$ 262,856	$ 263,345	$ 266,409	$ 267,802	$ 527,104	$ 531,389
Net interest margin (GAAP)	2.73%	3.12%	3.17%	3.37%	3.62%	2.91%	3.66%
Net interest margin, fully taxable-equivalent (non-GAAP)	2.74%	3.14%	3.19%	3.39%	3.64%	2.93%	3.68%
(F) Non-interest income	$ 161,993	$ 113,242	$ 112,220	$ 115,137	$ 98,158	$ 275,235	$ 179,815
(G) Gains (losses) on investment securities, net	808	(4,359)	587	710	864	(3,551)	2,228
(H) Non-interest expense	259,368	234,641	249,591	234,554	229,607	494,009	443,981
Efficiency ratio (H/(D+F-G))	61.13%	61.90%	66.82%	61.84%	63.17%	61.49%	62.91%
Efficiency ratio (non-GAAP) (H/(E+F-G))	60.97%	61.67%	66.56%	61.59%	62.89%	61.30%	62.62%

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

17

Non-GAAP Reconciliation

WINTRUST

Reconciliation of Non-GAAP Tangible Book Value per Common Share ($'s and Shares in Thousands):	Three Months Ended June 30, 2020	March 31, 2020	December 31, 2019	September 2019	June 30, 2019	Six Months Ended June 30, 2020	June 30, 2019
Total shareholders' equity	**$ 3,990,218**	**$ 3,700,393**	**$ 3,691,250**	**$ 3,540,325**	**$ 3,446,950**		
Less: Preferred stock	(412,500)	(125,000)	(125,000)	(125,000)	(125,000)		
(L) Total common equity	$ 3,577,718	$ 3,575,393	$ 3,566,250	$ 3,415,325	$ 3,321,950		
(M) Actual common shares outstanding	57,574	57,545	57,822	56,698	56,668		
Book value per common share (L/M)	**$62.14**	**$62.13**	**$61.68**	**$60.24**	**$58.62**		
Tangible book value per common share (non-GAAP) (I/M)	**$50.23**	**$50.18**	**$49.70**	**$49.16**	**$47.48**		
Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income and Pre-Tax, Pre-Provision, Pre-MSR Adjustment Income ($ in Thousands):							
Income before taxes	$ 30,703	$ 87,083	$ 116,682	$ 134,601	$ 110,173	$ 117,786	$ 228,818
Add: Provision for credit losses	135,053	52,961	7,826	10,834	24,580	188,014	35,204
Pre-tax income, excluding provision for credit losses (non-GAAP)	**$ 165,756**	**$ 140,044**	**$ 124,508**	**$ 145,435**	**$ 134,753**	**$ 305,800**	**$ 264,022**
Less: MSR valuation adjustment, net of (loss)/gain on derivative contract held as an economic hedge	(7,393)	(10,397)	1,846	(3,976)	(3,385)	(17,790)	(12,129)
Pre-tax income, excluding provision for credit losses and MSR valuation adjustments (non-GAAP)	**$ 173,149**	**$ 150,441**	**$ 122,662**	**$ 149,411**	**$ 138,138**	**$ 323,590**	**$ 276,151**

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

18

Forward-Looking Statements This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, such as the impacts of the COVID-19 pandemic, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2019 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following: • the severity, magnitude and duration of the COVID-19 pandemic and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on our operations and personnel, commercial activity and demand across our business and our customers’ businesses; • the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect the Company’s liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; • the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; • economic conditions that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates; • negative effects suffered by us or our customers resulting from changes in U.S. trade policies; • the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses; • estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period; • the financial success and economic viability of the borrowers of our commercial loans; • commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin; • the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan losses; • inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio; • changes in the level and volatility of interest rates, the capital markets and other market indices (including developments and volatility arising from or related to the COVID-19 pandemic) that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities; • competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products; • failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions; • unexpected difficulties and losses related to FDIC-assisted acquisitions; • harm to the Company’s reputation; • any negative perception of the Company’s financial strength; • ability of the Company to raise additional capital on acceptable terms when needed; • disruption in capital markets, which may lower fair values for the Company’s investment portfolio; • ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith; 19

Forward-Looking Statements • failure or breaches of our security systems or infrastructure, or those of third parties; • security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft; • adverse effects on our information technology systems resulting from failures, human error or cyberattacks; • adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors; • increased costs as a result of protecting our customers from the impact of stolen debit card information; • accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions; • ability of the Company to attract and retain senior management experienced in the banking and financial services industries; • environmental liability risk associated with lending activities; • the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation; • losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith; • the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank; • the soundness of other financial institutions; • the expenses and delayed returns inherent in opening new branches and de novo banks; • examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act; • changes in accounting standards, rules and interpretations such as the new CECL standard and related changes to address the impact of COVID-19, and the impact on the Company’s financial statements; • the ability of the Company to receive dividends from its subsidiaries; • uncertainty about the discontinued use of LIBOR and transition to an alternative rate; • a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise; • legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in response to the COVID-19 pandemic, including without limitation the CARES Act and the rules and regulations that may be promulgated thereunder; • a lowering of our credit rating; • changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to the COVID-19 pandemic or otherwise; • regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business; • increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment; • the impact of heightened capital requirements; • increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC; • delinquencies or fraud with respect to the Company’s premium finance business; • credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans; • the Company’s ability to comply with covenants under its credit facility; and • fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward- looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases. 20